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                                                                   EXHIBIT 10.17


                      RELEASE AND INDEMNIFICATION AGREEMENT

            RELEASE AND INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of June 22, 2006, by and among Lakes Entertainment, Inc. ("Lakes"), Great Lakes Gaming of Michigan, LLC (the "Manager" and, together with Lakes, the "Lakes Parties"), Banc of America Securities LLC ("BofA Securities"), Banc of America Leasing & Capital, LLC ("Banc of America Leasing"), Bank of America National Association, a national banking association ("BANA"), Fifth Third Bank, Wells Fargo Bank Northwest, National Association, as collateral agent under the FF&E Documents (defined below) and U.S. Bank National Association ("U.S. Bank").

                                   WITNESSETH:

            WHEREAS, the Pokagon Band of Potawatomi Indians, an Indian tribe recognized by the Secretary of the Interior pursuant to federal law (the "Tribe") plans to develop and operate a gaming and entertainment facility to be known as the Four Winds Casino and Resort (the "Project"), which will be located on Indian lands consisting of approximately 51 acres and held in trust by the United States government for the Tribe;

            WHEREAS, the Tribe established the Pokagon Gaming Authority (the "Authority"), a wholly owned, unincorporated instrumentality of the Tribe, to develop and operate all gaming and related businesses of the Tribe, including the Project;

            WHEREAS, the Manager is a subsidiary of Lakes;

            WHEREAS, pursuant to the Third Amended and Restated Development Agreement dated as of January 25, 2006 (the "Development Agreement"), between the Tribe and the Manager, and the Third Amended and Restated Management Agreement dated as of January 25, 2006 (the "Management Agreement"), between the Tribe and the Manager, in each case, as amended as of the date hereof, the Tribe has retained the Manager to assist with the development of and to manage the Project;

            WHEREAS, in connection with the Development Agreement and Management Agreement, the Tribe and the Manager have entered into, among other agreements, a First Amended and Restated Lakes Facility Note, a First Amended and Restated Lakes Working Capital Advance Note, a First Amended and Restated Lakes Minimum Payments Note, a Third Amended and Restated Lakes Development Note and a First Amended and Restated Security Agreement, each dated as of January 25, 2006 (all such agreements and instruments, whether or not specifically referred to herein, collectively with the Development Agreement and the Management Agreement, the "Lakes Agreements");

            WHEREAS, pursuant to a Second Amended and Restated Unlimited Guaranty dated January 25, 2006, Lakes has guaranteed the performance of the Manager's obligations under the Lakes Agreements;


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            WHEREAS, pursuant to the Assignment and Assumption Agreement dated as of June 1, 2006, among the Authority and the Tribe, certain of the Tribe's rights and obligations under the Lakes Agreements have been assigned to the Authority;

            WHEREAS, the National Indian Gaming Commission has approved the Management Agreement;

            WHEREAS, the Development Agreement and the Management Agreement contemplate that certain costs related to the Project will be funded, in part, through the issuance and sale of notes, equipment financing and funds loaned to the Tribe by the Manager;

            WHEREAS, concurrently with the execution of this Agreement, (1) the Tribe, the Authority, the guarantors party thereto, the Manager and BofA Securities, as initial purchaser, have entered into a Purchase Agreement dated June 15, 2006 (the "Purchase Agreement"), pursuant to which the Authority will issue $305.0 million of 10 3/8% Senior Notes due 2014 (the "Notes"). The Notes will be issued pursuant to an Indenture dated June 22, 2006 (the "Indenture"), among the Authority, the guarantors party thereto and U.S. Bank, as trustee, the proceeds of which will fund a portion of the development and construction costs of the Project (the Purchase Agreement, the Indenture, all security and other documents and instruments entered into pursuant thereto or in connection therewith and any engagement letter entered into with respect thereto are collectively referred to as the "Notes Documents") and (2) the Authority, Banc of America Leasing and Wells Fargo Bank Northwest, National Association, as collateral agent, have entered into a furniture and equipment financing facility (the "FF&E Facility") pursuant to a loan agreement dated June 22, 2006 (the "Loan Agreement"), among the Authority, the Tribe, Wells Fargo Bank Northwest, National Association, as collateral agent and the lenders named therein (the Loan Agreement, all security and other documents and instruments entered into pursuant thereto or in connection therewith and instruments and a commitment letter with respect thereto are collectively referred to as the "FF&E Documents") for the purchase of furniture and equipment for the Project, the proceeds of which will fund costs of $75.0 million;

            WHEREAS, certain provisions of the Notes Documents and the FF&E Documents may be in conflict with or otherwise require performance contrary to certain provisions of the Lakes Agreements (such conflicting provisions in the Notes Documents and the FF&E Documents being referred to herein as the "Conflicting Terms");

            WHEREAS, to induce BofA Securities and U.S. Bank to enter into the Note Documents to which they are a party, in each of the capacities noted therein, and to induce Banc of America Leasing to enter into the FF&E Documents, the Tribe and the Authority have requested the Lakes Parties to, and the Lakes Parties have agreed to, enter into this Agreement as follows and take the actions set forth therein;

            NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

            Section 1. Release. Each of the Lakes Parties hereby generally, irrevocably, and unconditionally acquits, remises, discharges and forever releases BofA Securities, Banc of



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America Leasing, BANA, Fifth Third Bank, U.S. Bank, Wells Fargo Bank Northwest,
National Association, any holder of Notes from time to time, any current or future lender under the FF&E Facility (each an "FF&E lender"), any trustees, agents, lenders, noteholders for future indebtedness incurred by the Authority, any counsel of the foregoing, or any of its respective affiliates of any of the foregoing, and any officer, director, partner, employee or agent of any of the foregoing (or any of such affiliates) and any entity or person controlling (within the meaning of Section 20(a) of the Exchange Act) any of them (including any of their respective affiliated companies) (collectively, the "Released Parties") of and from any and all sums of money, actions, awards, causes of action, suits, judgments, damages, demands, debts, contracts, accounts, agreements, liabilities, obligations, representations, rights, setoffs, torts, wrongs, losses, expenses, claims and counterclaims of any and all kind whatsoever, whether known or unknown, suspected or unsuspected, of every name and nature, both in law and in equity, which each of the Lakes Parties now has, or which each of the Lakes Parties or its respective successors or assigns hereafter may have, against any of the Released Parties arising out of any matters, causes, acts, conduct, claims, circumstances or events arising or occurring as a result of (i) the Conflicting Terms existing in the Notes Documents or the FF&E Documents, (ii) the entering into the Notes Documents and the FF&E Documents, the terms of any of the Notes Documents and/or the FF&E Documents or the FF&E Documents to the extent they include the Conflicting Terms or (iii) the performance of any of the Conflicting Terms.

            Section 2. Indemnification. Each of the Lakes Parties agrees to indemnify and hold harmless each Released Party for any loss, claim, damage, liability or expense, as incurred, arising out of or in connection with the entering into of this Agreement or arising or occurring as a result of (i) the Conflicting Terms being in conflict with or otherwise requiring performance contrary to provisions in the Lakes Agreements, (ii) the entering into the Notes Documents and the FF&E Documents, the terms of any of the Notes Documents and/or the FF&E Documents or the FF&E Documents to the extent they include the Conflicting Terms or (iii) the performance of any of the Conflicting Terms or in connection with the entering into of the Notes Documents or the FF&E Documents, the terms of any of the Notes Documents and/or the FF&E Documents or the performance of any of the Notes Documents or the FF&E Documents.

            Section 3. Release of Liens. In consideration for the noteholders and BofA Securities entering into the Indenture, and for Banc of America Leasing and BANA entering into the FF&E Documents, each of the Lakes Parties hereby unconditionally and irrevocably releases its mortgages (the "Released Mortgages") in the Non-Gaming Land (as defined in the Indenture). In furtherance of the foregoing, the Lakes Parties shall execute and deliver such satisfactions, terminations, or releases of the Released Mortgages as may be necessary or advisable to affect, record and evidence the release or the Released Mortgages.

            Section 4. Counterparts. This Agreement may be executed in two or more counterparts, all of which together shall be considered a single instrument, and this Agreement will be effective as of the date first above written when executed by the Manager.

            Section 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL



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OBLIGATIONS LAW, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE
WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

            Section 6. Third Party Beneficiaries. The parties hereto acknowledge and agree that each Released Party hereby shall be an express third-party beneficiary of this Agreement and shall be entitled to rely upon and enforce the provisions set forth herein.

            Section 7. Successors and Assigns. Any party to this Agreement other than the Manager may assign any of its rights or obligations under this Agreement. The Manager may not assign any of its rights or obligations under this Agreement.

            Section 8. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]



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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                  LAKES ENTERTAINMENT, INC.

                                  By: /s/ Timothy Cope
                                      ----------------------------------
                                      Name: Timothy Cope
                                      Title: President/CFO


                                  GREAT LAKES GAMING OF MICHIGAN, LLC

                                  By: /s/ Timothy Cope
                                      ----------------------------------
                                      Name: Timothy Cope
                                      Title: President/CFO


                                  BANC OF AMERICA SECURITIES LLC

                                  By: /s/ R. Sean Snipes
                                      ----------------------------------
                                      Name:  R. Sean Snipes
                                      Title: Managing Director


                                  BANC OF AMERICA LEASING & CAPITAL, LLC

                                  By: /s/ Sonia T. Delen
                                      ----------------------------------
                                      Name:  Sonia T. Delen
                                      Title: Senior Vice President


                                  U.S. BANK NATIONAL ASSOCIATION

                                  By: /s/ Raymond S. Haverstock
                                      ----------------------------------
                                      Name:  Raymond S. Haverstock
                                      Title: Vice President


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                                  FIFTH THIRD BANK

                                  By: /s/ David C. Eifler
                                      --------------------------------
                                      Name: David C. Eifler
                                      Title: Vice President


                                  WELLS FARGO BANK NORTHWEST,
                                  NATIONAL ASSOCIATION

                                  By: /s/ Nancy M. Dahl
                                      --------------------------------
                                      Name:  Nancy M. Dahl
                                      Title: Vice President